Exhibit 5.2
Holland & Hart
May 31, 2007
Complete Production Services, Inc.
11700 Old Katy Road, Suite 300
Houston, TX 77079

Re:	Registration Statement for 8% Senior Notes of Complete Production Services, Inc. due 2016
Ladies and Gentlemen:
     We have acted as special counsel in the State of Wyoming (the “State”) to Greasewood, LLC, a Wyoming limited liability company (“Greasewood”), Sweetwater Produced Water Disposal, LLC, a Wyoming limited liability company (“SPWD”) (SPWD together with Greasewood, the “Wyoming LLCs”), and Hyland Enterprises, Inc., a Wyoming corporation (“Hyland” and, collectively with the Wyoming LLCs, the “Wyoming Subsidiaries”), in connection with the rendering of this opinion. You have requested our opinion with respect to certain matters in connection with the filing by Complete Production Services, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below) of a registration statement on Form S-4 filed on May 31, 2007 (the “Registration Statement”) with the Securities and Exchange Commission, pursuant to which the Company is registering under the Securities Act of 1933, as amended, an aggregate of up to $650,000,000 in principal amount of the Company’s 8% Senior Notes due 2016 (the “Exchange Notes”) for issuance in exchange for the Company’s outstanding 8% Senior Notes due 2013 (the “Notes”). The Exchange Notes are being issued under an Indenture, dated as of December 6, 2006 (the “Indenture”), between the Company, the guarantors defined therein, including the Wyoming Subsidiaries (collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee, based on an obligation arising under a Registration Rights Agreement, dated December 6, 2006, between the Company, the guarantors named therein, and the initial purchasers named therein (the “Registration Rights Agreement”) which contains a commitment by the Company to issue the Exchange Notes to be guaranteed by the Guarantors. The Indenture contains a guarantee by each of the Guarantors of the obligations of the Company under the Exchange Notes (collectively, the “Subsidiary Guarantees”). The Subsidiary Guarantees are registered on the Registration Statement by the Guarantors. Except as otherwise defined herein, capitalized terms used in this opinion but not otherwise defined herein are used as defined in the Indenture.

Complete Production Services, Inc.
May 31, 2007

     In rendering this opinion, we have reviewed copies of the following documents, items 1 and 2 of which have been executed by the Wyoming Subsidiaries:
     1. the Registration Rights Agreement;
     2. the Indenture, including the Subsidiary Guarantees contained therein;
     3. the Registration Statement;
     4. the Articles of Incorporation of Hyland, certified to us by the Secretary of Hyland as being true, correct, complete and in full effect on December 6, 2006 (the “Hyland Articles”);
     5. the Bylaws of Hyland, certified to us by the Secretary of Hyland as being true, correct, complete and in full effect on December 6, 2006 (together with the Hyland Articles, the “Hyland Organizational Documents”);
     6. the Articles of Organization of each Wyoming LLC, certified to us by the Secretary of Hyland as the sole member of SPWD and as the managing member of Greasewood as being true, correct, complete and in full effect on December 6, 2006 (collectively, the “LLC Articles”);
     7. the Operating Agreement of each Wyoming LLC, certified to us by the Secretary of Hyland as the sole member of SPWD and as the managing member of Greasewood as being true, correct, complete and in full effect on December 6, 2006 (collectively, with the LLC Articles, the “LLC Organizational Documents”);
     8. resolutions of the board of directors of Hyland with respect to the transactions contemplated by the Subsidiary Documents (defined below), certified to us by the Secretary of Hyland as being true, correct, complete and in full effect on December 6, 2006; and
     9. resolutions of Hyland as the sole member of SPWD and as the managing member of Greasewood with respect to the transactions contemplated by the Subsidiary Documents, certified to us by the Secretary of Hyland as being true, correct, complete and in full effect on December 6, 2006 .
     The documents referenced in items 1 and 2 above are referred to as the “Subsidiary Documents.” The documents referenced in items 1 through 9 above are referred to as the “Opinion Documents.”
     We have conducted such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion. As to factual matters, we have

Complete Production Services, Inc.
May 31, 2007

relied upon and assumed the truthfulness and accuracy of the representations and warranties of (a) the Wyoming Subsidiaries in the Subsidiary Documents, (b) the Company in the Registration Statement, (c) the Certificate of the Secretary of each Wyoming Subsidiary delivered to us on December 6, 2006 (the “Certificate”), and (d) good standing certificates for each Wyoming Subsidiary issued by the Wyoming Secretary of State (collectively, the “Good Standing Certificates”). Please be advised that we do not represent the Wyoming Subsidiaries on a regular basis, and that there may exist matters of a factual nature that could have a bearing on our opinion with respect to which we have not been consulted, or of which we are otherwise unaware.
     We have not reviewed any documents other than the Opinion Documents, the Certificate, and the Good Standing Certificates, and we have not conducted any examination of any public records, other than to obtain the Good Standing Certificates, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Subsidiary Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Subsidiary Documents.
     In rendering this opinion we have assumed (a) the genuineness of the signatures on all documents, (b) the authenticity of all documents submitted to us as originals, and (c) the conformity to originals of all documents submitted as photostatic or certified copies, and (d) that all matters certified to us in the Certificate are true, accurate and correct as of the date of this opinion.
     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:
     1. Hyland is a corporation validly existing and in good standing under the laws of the State.
     2. The Wyoming LLCs are limited liability companies validly existing and in good standing under the laws of the State.
     3. As of the date of the Indenture, Hyland had the requisite corporate power and authority, and the Wyoming LLCs had the requisite limited liability company power and authority, to enter into the Subsidiary Documents. As of the date hereof, Hyland has the requisite corporate power and authority, and the Wyoming LLCs have the requisite limited liability company power and authority, to perform their obligations under the Subsidiary Documents.
     4. The execution, delivery and performance of the Subsidiary Documents by each Wyoming Subsidiary (a) has been authorized by all necessary corporate action by

Complete Production Services, Inc.
May 31, 2007

Hyland and all necessary limited liability company action by the Wyoming LLCs, and (b) does not contravene any provisions of the Organizational Documents of such Wyoming Subsidiary.
     Our opinions are based upon State laws as of this date, and upon facts now known to us; we expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter.
     The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion letter.
     This letter is furnished only to the Company, and is solely for its benefit in connection with the filing of the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent, except that Vinson & Elkins LLP may rely on this opinion in rendering its opinion to the addressee covering the validity of the Guarantees. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Holland & Hart LLP

Holland & Hart
May 31, 2007
Complete Production Services, Inc.
11700 Old Katy Road, Suite 300
Houston, TX 77079

Re:	Registration Statement for 8% Senior Notes of Complete Production Services, Inc. due 2016
Ladies and Gentlemen:
     We have acted as special counsel in the State of Colorado (the “State”) to A&W Water Service, Inc., a Colorado corporation, LEED Tool Corporation, a Colorado corporation, and Roustabout Specialties, Inc., a Colorado corporation (each, a “Colorado Subsidiary” and collectively, the “Colorado Subsidiaries”), in connection with the rendering of this opinion. You have requested our opinion with respect to certain matters in connection with the filing by Complete Production Services, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below) of a registration statement on Form S-4 filed on May 31, 2007 (the “Registration Statement”) with the Securities and Exchange Commission, pursuant to which the Company is registering under the Securities Act of 1933, as amended, an aggregate of up to $650,000,000 in principal amount of the Company’s 8% Senior Notes due 2016 (the “Exchange Notes”) for issuance in exchange for the Company’s outstanding 8% Senior Notes due 2013 (the “Notes”). The Exchange Notes are being issued under an Indenture, dated as of December 6, 2006 (the “Indenture”), between the Company, the guarantors defined therein, including the Colorado Subsidiaries (collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee, based on an obligation arising under a Registration Rights Agreement, dated December 6, 2006, between the Company, the guarantors named therein, and the initial purchasers named therein (the “Registration Rights Agreement”) which contains a commitment by the Company to issue the Exchange Notes to be guaranteed by the Guarantors. The Indenture contains a guarantee by each of the Guarantors of the obligations of the Company under the Exchange Notes (collectively, the “Subsidiary Guarantees”). The Subsidiary Guarantees are registered on the Registration Statement by the Guarantors. Except as otherwise defined herein, capitalized terms used in this opinion but not otherwise defined herein are used as defined in the Indenture.

Complete Production Services, Inc.
May 31, 2007

     In rendering this opinion, we have reviewed copies of the following documents, items 1 and 2 of which have been executed by the Colorado Subsidiaries:
     1. the Registration Rights Agreement;
     2. the Indenture, including the Subsidiary Guarantees contained therein;
     3. the Registration Statement;
     4. the Articles of Incorporation of each Colorado Subsidiary, certified to us by the Secretary of each Colorado Subsidiary as being true, correct, complete and in full effect on December 6, 2006 (collectively, the “Articles”);
     5. the Bylaws of each Colorado Subsidiary, certified to us by the Secretary of each Colorado Subsidiary as being true, correct, complete and in full effect on December 6, 2006 (together with the Articles, the “Organizational Documents”); and
     6. resolutions of the board of directors of each Colorado Subsidiary with respect to the transactions contemplated by the Subsidiary Documents (as defined below), certified to us by the Secretary of each Colorado Subsidiary as being true, correct, complete and in full effect on December 6, 2006.
     The documents referenced in items 1 and 2 above are referred to as the “Subsidiary Documents.” The documents referenced in items 1 through 6 above are referred to as the “Opinion Documents.”
     We have conducted such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion. As to factual matters, we have relied upon and assumed the truthfulness and accuracy of the representations and warranties of (a) the Colorado Subsidiaries in the Subsidiary Documents, (b) the Company in the Registration Statement, (c) the Certificate of the Secretary of each Colorado Subsidiary delivered to us on December 6, 2006 (the “Certificate”), and (d) good standing certificates for each Colorado Subsidiary issued by the Colorado Secretary of State on May 30, 2007 (collectively, the “Good Standing Certificates”). Please be advised that we do not represent the Colorado Subsidiaries on a regular basis, and that there may exist matters of a factual nature that could have a bearing on our opinion with respect to which we have not been consulted, or of which we are otherwise unaware.
     We have not reviewed any documents other than the Opinion Documents, the Certificate, and the Good Standing Certificates, and we have not conducted any examination of any public records, other than to obtain the Good Standing Certificates, and the opinions rendered herein are limited accordingly. The opinions expressed herein relate solely to the Subsidiary Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into any of the Subsidiary Documents.

Complete Production Services, Inc.
May 31, 2007

     In rendering this opinion we have assumed the genuineness of the signatures on all documents, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted as photostatic or certified copies.
     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:
     1. The Colorado Subsidiaries are corporations validly existing and in good standing under the laws of the State.
     2. As of the date of the Indenture, the Colorado Subsidiaries had the requisite corporate power and authority to enter into, and as of the date hereof, the Colorado Subsidiaries have the requisite corporate power and authority to perform their obligations under, the Subsidiary Documents.
     3. The execution, delivery and performance of the Subsidiary Documents by each Colorado Subsidiary (i) has been authorized by all necessary corporate action by such Colorado Subsidiary and (ii) does not contravene any provisions of the Organizational Documents of such Colorado Subsidiary.
     Our opinions are based upon State laws as of this date, and upon facts now known to us; we expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter.
     The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion letter.
     This letter is furnished only to the Company, and is solely for its benefit in connection with the filing of the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent, except that Vinson & Elkins LLP may rely on this opinion in rendering its opinion to the addressee covering the validity of the Guarantees. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.
Very truly yours,
/s/ Holland & Hart LLP